EXHIBIT 22.1
Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates whose Securities Collateralize Securities of the Registrant

The table below sets forth the subsidiaries of Holly Energy Partners, L.P. (the “Partnership”) listed as guarantors or as co-issuer under the Partnership’s Registration Statement on Form S-3 (No. 333-265154).

Entity	Jurisdiction of Incorporation or Organization	Role
Holly Energy Finance Corp.	Delaware	Co-Issuer
Cheyenne Logistics LLC	Delaware	Guarantor
El Dorado Logistics LLC	Delaware	Guarantor
El Dorado Operating LLC	Delaware	Guarantor
El Dorado Osage LLC	Delaware	Guarantor
Frontier Aspen LLC	Delaware	Guarantor
HEP Cheyenne LLC	Delaware	Guarantor
HEP Cushing LLC	Delaware	Guarantor
HEP El Dorado LLC	Delaware	Guarantor
HEP Fin-Tex/Trust-River, L.P.	Texas	Guarantor
HEP Logistics GP, L.L.C.	Delaware	Guarantor
HEP Mountain Home, L.L.C.	Delaware	Guarantor
HEP Navajo Southern, L.P.	Delaware	Guarantor
HEP Oklahoma LLC	Delaware	Guarantor
HEP Pipeline Assets, Limited Partnership	Delaware	Guarantor
HEP Pipeline GP, L.L.C.	Delaware	Guarantor
HEP Pipeline, L.L.C.	Delaware	Guarantor
HEP Refining Assets, L.P.	Delaware	Guarantor
HEP Refining GP, L.L.C.	Delaware	Guarantor
HEP Refining, L.L.C.	Delaware	Guarantor
HEP Tulsa LLC	Delaware	Guarantor
HEP UNEV Holdings LLC	Delaware	Guarantor
HEP UNEV Pipeline LLC	Delaware	Guarantor
HEP Woods Cross, L.L.C.	Delaware	Guarantor
Holly Energy Holdings LLC	Delaware	Guarantor
Holly Energy Partners—Operating, L.P.	Delaware	Guarantor
Holly Energy Storage—Lovington LLC	Delaware	Guarantor
Lovington-Artesia, L.L.C.	Delaware	Guarantor
Roadrunner Pipeline, L.L.C.	Delaware	Guarantor
SLC Pipeline LLC	Delaware	Guarantor
Woods Cross Operating LLC	Delaware	Guarantor
Sinclair Transportation Company LLC	Delaware	Guarantor
Sinclair Logistics LLC	Delaware	Guarantor
Sinclair Pipeline Company LLC	Delaware	Guarantor
UNEV Pipeline, LLC	Delaware	Guarantor

* The above-listed entities also serve as co-issuer and as guarantors, respectively, of the Partnership’s (i) 5.000% Senior Notes due 2028 (the “2028 Notes”) and (ii) 6.375% Senior Notes due 2027 (the “2027 Notes” and together with the 2028 Notes, the “Notes”). The Notes were issued in private offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act.